UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31514	95-4246740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5 – Other Events

In November, 2003, we entered into a contract to sell our approximately 48,351 square foot light industrial property in Cerritos, CA for $3,740,000 to an unrelated buyer. Pursuant to the contract, on December 8, 2003, the buyer’s deposit became non-refundable and $50,000 of the buyer’s deposit was released from escrow to us. The buyer must consummate the transaction by December 19, 2003, however, there can be no assurance that the buyer will indeed consummate the purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.
(Registrant)

Date: December 9, 2003	/s/ Charles P. Wingard

Charles P. Wingard
Chief Financial Officer